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                                                                    Exhibit 23.1


                             ACCOUNTANTS' CONSENT


The Shareholders
Lexington Corporate Properties Trust:

We consent to the use of our report dated January 25, 1999 with respect to the consolidated financial statements and consolidated financial statement schedule, included in the Company's Annual Report on Form 10-K for the year ended
December 31, 1998, incorporated by reference in this prospectus and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KMPG LLP


New York, New York
August 19, 1999